MEDEFILE INTERNATIONAL TEAMS WITH HSA(R) BANK

   Leading Financial Institution to Offer Over 170,000 Health Savings Account Holders MedeFile's Personal Electronic Medical Record Management Solution

CEDAR KNOLLS, NJ - (PR NEWSWIRE) - February 27, 2007 - MedeFile International, Inc. (OTCBB:MDFI), a company specializing in portable electronic medical records management, today announced that it has formed a strategic marketing collaboration with HSA Bank(R), a division of Webster Bank, N.A., member FDIC, a subsidiary of Webster Financial Corporation (NYSE:WBS), to offer MedeFile's proprietary medical records management products and services to more than 170,000 of HSA's health savings account holders.

Recently named to Kiplinger's Personal Finance "The Best List" as the "Best Health Savings Account", HSA Bank has been at the forefront of the rapidly growing health savings account industry. Health savings accounts (HSAs) were created under the Medicare bill passed in 2003, and are pre-tax savings vehicles which permit individuals who have high-deductible health plans to set aside money to cover out-of-pocket medical expenses. Unlike Heath Reimbursement Accounts and Flexible Spending Accounts, these accounts are portable and the funds belong to the account holder.

Milton Hauser, Chairman and CEO of MedeFile, stated, "HSA Bank's account holders have taken proactive and responsible steps towards ensuring that medical care for them and their family members is not compromised by unforeseen economic limitations. These are precisely the same type of people who are discovering the value of MedeFile - those who want to assume a much more proactive role in effectively and conveniently managing their own personal medical records. We are very pleased to be teaming with HSA Bank to begin offering MedeFile to their account holders and expect that this will be a meaningful marketing partnership for our Company."

"HSA Bank is committed to offering services that enhance the account holder experience, and help them become conscientious health care consumers," said Kirk Hoewisch, president of HSA Bank. "MedeFile's electronic medical records management solution empowers account holders with full access and control over their medical records."

About HSA Bank
HSA Bank serves customers in every state in the nation and is one of the first financial institutions nationwide to offer health savings accounts. HSA Bank combines convenience, service and savings with low account maintenance fees, high interest rates for investments, 24-hour account access online or through an automated telephone system and outstanding personal service. For more information about HSA Bank, visit the HSA Bank website at www.hsabank.com.

Webster Financial Corporation is the holding company for Webster Bank, National Association and Webster Insurance. With $18.1 billion in assets, Webster provides business and consumer banking, mortgage, insurance, financial planning, trust and investment services through 175 banking offices, 328 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut and provides health savings account custodian and administrative services through HSA Bank.

For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websteronline.com.

About MedeFile International, Inc.
MedeFile has developed a proprietary system for gathering and digitizing medical records so that individuals can have a comprehensive record of all of their medical visits. MedeFile's primary product is the MedeFile system, a highly secure system for gathering and maintaining medical records. The MedeFile system is designed to gather all of its members' actual medical records and create a single, comprehensive medical record that is accessible 24 hours a day, seven days a week. For more information about MedeFile and the MedeFile system, visit http://www.medefile.com.

Safe Harbor Statement Under the Private  Securities  Litigation Act of 1995
With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of MedeFile could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the Company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rates, and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict,"
"potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, and such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors associated with our Company, review our SEC filings.

                      FOR MORE INFORMATION, PLEASE CONTACT:
                    Investors/Stockbrokers/Institutions/Media
           Elite Financial Communications Group, LLC/Elite Media Group
             Dodi Handy, 407-585-1080 or via email at mdfi@efcg.net